UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE KROGER CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	a.	Title of each class of securities to which transaction applies:
	b.	Aggregate number of securities to which transaction applies:
	c.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined:
	d.	Proposed maximum aggregate value of transaction:
	e.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	a.	Amount previously Paid:
	b.	Form, Schedule or Registration Statement No.:
	c.	Filing party:
	d.	Date Filed:

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on June 28, 2018.

THE KROGER CO.

THE KROGER CO. 1014 VINE STREET CINCINNATI, OH 45202

Meeting Information
Meeting Type:	Annual Meeting
For holders as of:	May 2, 2018
Date: June 28, 2018 Time: 11:00 AM, Eastern Time

Location: Music Hall Ballroom 1241 Elm Street Cincinnati, OH 45202
You are receiving this communication because you hold shares in the company named above.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

—  Before You Vote  —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
COMBINED NOTICE, PROXY STATEMENT, AND ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 14, 2018 to facilitate timely delivery.

—  How To Vote  —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items

The Board of Directors recommends that you vote FOR the following:
1.	Election of Directors
Nominees:
	1a.	Nora A. Aufreiter
	1b.	Robert D. Beyer
	1c.	Anne Gates
	1d.	Susan J. Kropf
	1e.	W. Rodney McMullen
	1f.	Jorge P. Montoya
	1g.	Clyde R. Moore
	1h.	James A. Runde
	1i.	Ronald L. Sargent
	1j.	Bobby S. Shackouls
	1k.	Mark S. Sutton

The Board of Directors recommends that you vote FOR proposals 2, 3, 4 and 5.
2.	Approval, on an advisory basis, of Kroger’s executive compensation.
3.	Approval of an amendment to Kroger’s Regulations to adopt proxy access.

4.	Approval of an amendment to Kroger’s Regulations to permit Board amendments in accordance with Ohio law.
5.	Ratification of PricewaterhouseCoopers LLP, as auditors.
The Board of Directors recommends that you vote AGAINST proposals 6, 7 and 8.
6.	A shareholder proposal, if properly presented, to issue a report assessing the environmental impacts of using unrecyclable packaging for private label brands.
7.

A shareholder proposal, if properly presented, to issue a report assessing the climate benefits and feasibility of adopting enterprise-wide, quantitative, time bound targets for increasing renewable energy sourcing.

8.	A shareholder proposal, if properly presented, to adopt a policy and amend the bylaws as necessary to require the Chair of the Board to be independent.
NOTE: Holders of common shares of record at the close of business on May 2, 2018, will be entitled to vote at the meeting. To receive directions to the annual meeting please call 513- 762-1220.

ADMISSION TICKET - If you plan to attend the annual meeting of shareholders, please bring this notice with you as it serves as your admission ticket. This ticket admits only the shareholder(s) listed on this notice and is not transferable.